CONNER & WINTERS
                    A PROFESSIONAL CORPORATION
                             LAWYERS
                      ONE LEADERSHIP SQUARE
                  211 NORTH ROBINSON, SUITE 1700
                OKLAHOMA CITY, OKLAHOMA 73102-7101


                         August 31, 1998


Perma-Fix Environmental Services, Inc.
1940 Northwest 67th Place, Suite A
Gainesville, Florida  32653

     Re: Perma-Fix Environmental Services, Inc.; Amendment No. 1 to Form S-3 Registration Statement; Registration No. 333-43149; Registering 9,227,074 Shares of Common Stock; Our File No. 7034.29
          __________________________________________________

Ladies and Gentlemen:

     We have acted as special counsel to Perma-Fix Environmental Services, Inc. (the "Company") in connection with the Form S-3 Registration Statement, no 333-43149, as amended (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), registering up to 9,227,074 shares of the Company's Common Stock to be reoffered or resold by certain Selling Shareholders (as defined in the Registration Statement). The Registration Statement relates to the proposed reoffer or resale from time to time by certain Selling Shareholders, of the following:

     (i) up to 4,835,561 shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), by RBB Bank Aktiengesellschaft ("RBB Bank") that are issuable by the Company to RBB Bank ("RBB Shares") as follows:

          (a) up to 1,379,311 shares being acquired by RBB Bank upon conversion of the Company's Series 8 Class H Convertible Preferred Stock, par value $.001 per share ("Series 8 Class H Preferred Stock"),

          (b) up to 250,000 shares which have been issued or are issuable as payment of dividends on the Series 4 Class D Convertible Preferred Stock, par value $.001 per share ("Series 4 Class D Preferred Stock"), Series 6 Class F Convertible Preferred Stock ("Series 6 Class F

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August 31, 1998
Page 2



               Preferred Stock"), and Series 8 Class H
               Preferred Stock (with the Series 4 Class D
               Preferred Stock being exchanged for Series 6
               Class F Preferred Stock and the Series 6 Class F Preferred Stock being exchanged for the Series 8 Class H Preferred Stock),

          (c)  up to 656,250 shares being acquired by RBB
               Bank upon exercise of the Series 6 Warrants
               (as defined in the Registration Statement),

          (d) up to 2,200,000 shares being acquired by RBB Bank upon conversion of the Company's Series 10 Class J Convertible Preferred Stock, par value $.001 per share ("Series 10 Class J Preferred Stock") and in payment of dividends accrued on the Series 10 Class J Preferred Stock, and

          (e)  up to 350,000 shares being acquired by RBB
               Bank upon exercise of the Series 10 Warrants
               (as defined in the Registration Statement);

     (ii) up to 271,000 shares of the Company's Common Stock by The Infinity Fund, L.P. ("Infinity") that are issuable by the Company to Infinity ("Infinity
          Shares") as follows:

          (a)  up to 200,000 shares being acquired by
               Infinity upon conversion of the Company's
               Series 9 Class I Convertible Preferred Stock, par value $.001 per share ("Series 9 Class I
               Preferred Stock"),

          (b) up to 36,000 shares being acquired by Infinity as payment of dividends on the Series 5 Class E Convertible Preferred Stock, par value $.001 per share ("Series 5 Class E Preferred Stock"), 7 Class G Convertible Preferred Stock, par value $.001 per share ("Series 7 Class G Preferred Stock"), and Series 9 Class I Preferred Stock (with the Series 5 Class E Preferred Stock being exchanged for Series 7 Class G Preferred Stock and the Series 7 Class G Preferred Stock being exchanged for the Series 9 Class I Preferred Stock), and

          (c) up to 35,000 shares being acquired by Infinity upon exercise of the Infinity Warrants (as defined in the Registration Statement);

     (iii) up to 1,875,000 shares of Common Stock by Liviakis Financial Communications, Inc. ("Liviakis") that are issuable by the Company to Liviakis ("Liviakis Shares") upon the exercise of a warrant previously issued by the Company to Liviakis ("Liviakis Warrant");

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August 31, 1998
Page 3


     (iv) up to 625,000 shares of Common Stock by Robert B. Prag, an executive officer of Liviakis ("Prag") that are issuable by the Company to Prag ("Prag Shares") upon the exercise of a warrant previously issued by the Company to Prag ("Prag Warrant");

     (v)  up to 350,000 shares of Common Stock by Fontenoy
          Investments ("Fontenoy") that are issuable by the Company to Fontenoy ("Fontenoy Shares") upon the exercise of a warrant previously issued by the Company to Fontenoy ("Fontenoy Warrant");

     (vi) up to 450,000 shares of Common Stock by JW Genesis Financial Corporation ("JW Genesis") that are issuable by the Company to JW Genesis (the "JW Genesis Shares") upon the exercise of the Series 4 Genesis Warrants (as defined in the Registration Statement) and the Series 10 Genesis Warrants (as defined in the Registration Statement), all of which warrants were previously issued by the Company to JW Genesis or its predecessor JW Charles Financial Services, Inc. ( hereinafter collectively referred to as the "JW Genesis Warrants");

   (vii)  up to 125,000 shares of Common Stock by Sun
          Bank, National Association ("Sun Bank") that are issuable by the Company to Sun Bank ("Sun
          Bank Shares") upon the exercise of a warrant previously issued by the Company to Sun Bank
          ("Sun Bank Warrant");

   (viii) up to 7,000 shares of Common Stock by D. H.
          Blair Investment Banking Corporation ("Blair") that are issuable by the Company to Blair
          ("Blair Shares") upon the exercise of a
          warrant previously issued by the Company to Blair ("Blair Remainder Warrant") to reflect the remainder of a warrant for 75,000 shares of Common Stock which was previously issued by the Company to Blair ("Blair Warrant") and which was partially assigned by Blair to certain officers and directors of Blair;

     (ix) up to 28,000 shares of Common Stock by J. Morton Davis ("Davis") that are issuable by the Company to Davis ("Davis Shares") upon the exercise of a warrant previously issued by the Company to Davis ("Davis Warrant") as a result of the assignment by Blair of a portion of the Blair Warrant;

     (x) up to 28,000 shares of Common Stock by Esther Stahler ("Stahler") that are issuable by the Company to Stahler ("Stahler Shares") upon the exercise of a warrant previously issued by the Company to Stahler ("Stahler Warrant") as a result of the assignment by Blair of a portion of the Blair Warrant;


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August 31, 1998
Page 4


     (xi) up to 7,000 shares of Common Stock by Martin A. Bell ("Bell") that are issuable by the Company to Bell ("Bell Shares") upon the exercise of a warrant previously issued by the Company to Bell ("Bell Warrant") as a result of the assignment by Blair of a portion of the Blair Warrant;

    (xii) up to 5,000 shares of Common Stock by Ruki
          Renov ("Renov") that are issuable by the Company to Renov ("Renov Shares") upon the exercise of a warrant previously issued by the Company to Renov ("Renov Warrant") as a result of the assignment by Blair of a portion of the Blair Warrant;

   (xiii) up to 20,513 shares of Common Stock being acquired by Ally Capital Management ("Ally") that are issuable by the Company to Ally
          ("Ally Shares") upon the exercise of a warrant previously issued by the Company to Ally
          ("Ally Warrant");

   (xiv) up to 100,000 shares of Common Stock being acquired by Dionysus Limited ("Dionysus") that are issuable by the Company to Dionysus
          ("Dionysus Shares") upon the exercise of a warrant previously issued by the Company to Dionysus ("Dionysus Warrant");

   (xv) up to 350,000 shares of Common Stock being acquired by Karl H. Ehlert ("Ehlert") that are issuable by the Company to Ehlert ("Ehlert Shares") upon the exercise of two (2) warrants previously issued by the Company to Ehlert ("Ehlert Warrants"); and

  (xvi) up to 150,000 shares of Common Stock being acquired by R. Keith Fetter ("Fetter") that are issuable by the Company to Fetter ("Fetter
          Shares") upon the exercise of two (2) warrants previously issued by the Company to Fetter
          ("Fetter Warrants").

     We have examined such corporate records, certificates of officers, other documents and questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     On the basis of such examination and review, we are of the opinion that:

     (i) the RBB Shares will constitute, when issued pursuant to the terms of the Series 4 Class D Preferred Stock, Series 6 Class F Preferred Stock, Series 8 Class H Preferred Stock, the Series 6 Warrants, the Series 10 Class J Preferred Stock, and the Series 10 Warrants, validly issued and fully paid and nonassessable shares of Common Stock;

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August 31, 1998
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     (ii) the Infinity Shares will constitute, when issued by
          the Company pursuant to the terms of the Series 5 Class E Preferred Stock, Series 7 Class G Preferred Stock, Series 9 Class I Preferred Stock and the Infinity Warrants, validly issued and fully paid and nonassessable shares of Common Stock;

   (iii) the Liviakis Shares will constitute, when issued by the Company pursuant to the terms of the Liviakis Warrant, validly issued and fully paid and nonassessable shares of Common Stock;

     (iv) the Prag Shares will constitute, when issued by the Company pursuant to the terms of the Prag Warrant, validly issued and fully paid and nonassessable shares of Common Stock;

     (v) the Fontenoy Shares will constitute, when issued by the Company pursuant to the terms of the Fontenory
          Warrant, validly issued and fully paid and nonassessable shares of Common Stock;

     (vi) the JW Genesis Shares will constitute, when issued by the Company pursuant to the terms of the JW
          Genesis Warrants, validly issued and fully paid and nonassessable shares of Common Stock;

    (vii) the Sun Bank Shares will constitute, when issued by the Company pursuant to the terms of the Sun Bank Warrant, validly issued and fully paid and nonassessable shares of Common Stock;

   (viii) the Blair Shares will constitute, when issued by the Company pursuant to the terms of the Blair Remainder Warrant, validly issued and fully paid and nonassessable shares of Common
          Stock; and,

     (ix) the Davis Shares will constitute, when issued by the Company pursuant to the terms of the Davis
          Warrant, validly issued and fully paid and nonassessable shares of Common Stock.

     (x) the Stahler Shares will constitute, when issued by the Company pursuant to the terms of the Stahler
          Warrant, validly issued and fully paid and nonassessable shares of Common Stock.

     (xi) the Bell Shares will constitute, when issued by the Company pursuant to the terms of the Bell Warrant, validly issued and fully paid and nonassessable shares of Common Stock.

    (xii) the Renov Shares will constitute, when issued by the Company pursuant to the terms of the Renov Warrant, validly issued and fully paid and nonassessable shares of Common Stock.


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August 31, 1998
Page 6


   (xiii) the Ally Shares will constitute, when issued by the Company pursuant to the terms of the Ally Warrant, validly issued and fully paid and nonassessable shares of Common Stock.

   (xiv) the Dionysus Shares will constitute, when issued by the Company pursuant to the terms of the Dionysus Warrant, validly issued and fully paid and nonassessable shares of Common Stock.

  (xv) the Ehlert Shares will constitute, when issued by the Company pursuant to the terms of the Ehlert
         Warrants, validly issued and fully paid and nonassessable shares of Common Stock.

  (xvi) the Fetter Shares will constitute, when issued by the Company pursuant to the terms of the Fetter Warrants, validly issued and fully paid and nonassessable shares of Common Stock.

     We consent to the reference to our firm under the heading
"Legal Opinion" and to the filing of this opinion as Exhibit 5.1 to said Registration Statement.

                                   Very truly yours,

                                   CONNER & WINTERS,
                                   A Professional Corporation


                                  /s/ Conner & Winters, P. C.

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